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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2002 to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Salomon Brothers Institutional Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP



New York, NY
April 30, 2002







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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 15, 2002 relating to the financial statements and financial highlights which appear in the February 28, 2002 Annual Report to Shareholders of Salomon Brothers Institutional Emerging Markets Debt Fund and Salomon Brothers Institutional High Yield Bond Fund (two of the portfolios constituting Salomon Brothers Institutional Series Funds Inc), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP



New York, NY
April 30, 2002